UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 9, 2013

Date of earliest event reported: August 7, 2013

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35479	20-5956993
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Houston Center, 909 Fannin, Suite 3100,

Houston, TX 77010

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 294-7574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No.1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by MRC Global Inc. (“MRC”) on May 10, 2013. The Form 8-K was filed to report the results of the matters submitted to a vote at our Annual Meeting of Stockholders held on May 8, 2013. The sole purpose of this Amendment No. 1 is to disclose our decision regarding the frequency of future stockholder advisory votes on MRC’s executive compensation program. Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Form 8-K that was filed on May 10, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 8, 2013, MRC held its Annual Meeting of Stockholders. The stockholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of advisory votes on MRC’s executive compensation program. As previously reported, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on MRC’s executive compensation program every year.

Our Board of Directors decided at a meeting held on August 7, 2013 that MRC will include an advisory vote on MRC’s executive compensation program every year in its future proxy materials until the next stockholder vote on the frequency of these votes.

The information reported under Item 5.07 of the May 10, 2013 Form 8-K is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2013

MRC GLOBAL INC.

By:	/s/ Daniel J. Churay
Daniel J. Churay
Executive Vice President- Corporate Affairs, General Counsel and Corporate Secretary

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